SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                    THE SECURITIES EXCHANGE ACT OF 1934



Filed by the Registrant   |X|

Filed by a Party other than the Registrant   |_|

Check the appropriate box:

    |_|  Preliminary Proxy Statement       |_|  Confidential, for Use of
                                                the Commission Only (as
                                                permitted by Rule 14a-6(e)(2))
    |X|  Definitive Proxy Statement
    |_|  Definitive Additional Materials
    |_|  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       OFFICIAL PAYMENTS CORPORATION
-----------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

                                    N/A
-----------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
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    |_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
         (1)   Title of each class of securities to which transaction
               applies:
         (2)   Aggregate number of securities to which transaction
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         offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)   Amount Previously Paid:________________________________________

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         (3)   Filing Party: _________________________________________________

         (4)   Date Filed: ___________________________________________________

               As filed with the Commission on April 3, 2001





                                [OPC LOGO]

                           Three Landmark Square
                     Stamford, Connecticut 06901-2501
                        ------------------------------

                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                MAY 8, 2001
                      ------------------------------


To the Stockholders:

      The Annual Meeting of Stockholders of Official Payments Corporation, a Delaware corporation, will be held on Tuesday, May 8, 2001 at 10:00 a.m., local time, at the Landmark Club, One Landmark Square, 22nd Floor, Stamford, Connecticut 06901 for the following purposes:

      1. To elect nine members of the Board of Directors, each to serve until the 2002 Annual Meeting of Stockholders and until a successor is elected and qualified;

      2. To ratify the selection of the firm of KPMG LLP as independent auditors for the fiscal year ending December 31, 2001; and

      3. To transact such other business as may properly come before the meeting and any adjournments thereof.

      Only stockholders of record at the close of business on March 28, 2001 are entitled to notice of and to vote at the Annual Meeting and at any and all adjournments or postponements thereof.

                          By Order of the Board of Directors,

                          Mitchell H. Gordon
                          Senior Vice President, General Counsel
                          and Secretary


April 3, 2001



                       OFFICIAL PAYMENTS CORPORATION
                           Three Landmark Square
                      Stamford, Connecticut 06901-2501


                              PROXY STATEMENT
                               April 3, 2001


      This Proxy Statement and the accompanying proxy card are being mailed to stockholders beginning on or about April 3, 2001. They are furnished in connection with the solicitation by the Board of Directors of Official Payments Corporation (the "Company") of proxies from the holders of the Company's common stock, par value $.01 per share ("Common Stock"), for use at the Annual Meeting of Stockholders to be held at the time and place and for the purposes set forth in the accompanying notice (the "Annual Meeting").

PURPOSE OF THE MEETING

      At the Annual Meeting, stockholders will act upon the election of nine directors and ratification of the selection of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2001.

RECORD DATE AND VOTING SECURITIES

      Only holders of record of Common Stock at the close of business on March 28, 2001 (the "Record Date") will receive notice of, and be entitled to vote at, the Annual Meeting. At the close of business on the Record Date, 21,978,115 shares of Common Stock were outstanding and entitled to vote. The Common Stock is the only class of outstanding voting securities of the Company.

QUORUM AND VOTING

      The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote generally as of the Record Date is necessary to constitute a quorum to transact business. Abstentions and broker non-votes, if any, will be counted for purposes of determining the presence of a quorum. In deciding all matters, a holder of Common Stock on the Record Date shall be entitled to cast one vote for each share of Common Stock then registered in such holder's name.

      Election of the director nominees named in Proposal No. 1 requires the affirmative vote of a plurality of the votes cast by the stockholders entitled to vote thereon at the Annual Meeting, who are present in person or represented by proxy. Votes may be cast in favor of or withheld with respect to any or all of the director nominees. Abstentions and broker non-votes, if any, will not be counted as having been voted and will have no effect on the outcome of the vote on the election of directors.

      Ratification of the selection of KPMG LLP as the Company's independent auditors for fiscal year 2001, as specified in Proposal No. 2, requires the affirmative vote of a majority of the votes cast by the stockholders entitled to vote thereon at the Annual Meeting, who are present in person or represented by proxy. Abstentions and broker non-votes, if any, will not be counted as having been voted and will have no effect on the outcome of the vote on Proposal No. 2.

EXPENSES OF PROXY SOLICITATION

      The Company is soliciting the proxies and will bear the entire cost of this solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement and any additional materials furnished to the Company's stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, if asked, the Company will reimburse such persons for their reasonable expenses in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by telephone, telegram, telecopy, Internet and personal solicitation by directors, officers or other regular employees of the Company. The Company has retained Innisfree M&A Incorporated to assist it in the solicitation of proxies for approximately $6,000, plus out-of- pocket expenses.

VOTING PROCEDURES

      Stockholders of record should sign, date and return the proxy card in the enclosed pre-paid envelope. By so casting a vote in such manner, you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions. If you want to vote in person at the Annual Meeting and you hold Common Stock in "street name," you must obtain a proxy from your broker and bring that proxy to the Annual Meeting.

      If the enclosed proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified therein. If the proxy does not specify how the shares represented thereby are to be voted, the shares represented by the proxy will be voted: (i) "FOR" the election of the director nominees proposed by the Board of Directors and (ii) "FOR" the ratification of the selection of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2001.

      You may revoke your proxy by doing any of the following:

      - File a written notice of revocation with the Secretary of the Company, dated later than the proxy but before the vote is taken at the Annual Meeting;

      - Execute a later dated proxy before the vote is taken at the Annual Meeting; or

      - Vote in person at the Annual Meeting (your attendance at the Annual Meeting, in and of itself, will not revoke the earlier proxy).

      Any written notice of revocation, or later dated proxy, should be delivered to:

            Official Payments Corporation
            Three Landmark Square
            Stamford, CT 06901-2501
            Attention: Mitchell H. Gordon, Secretary

      If you have any questions or need assistance in voting your shares, please call:

            INNISFREE M&A INCORPORATED
            Toll Free: 1-888-750-5834



                               PROPOSAL NO. 1
                           ELECTION OF DIRECTORS

GENERAL

      Nine directors are to be elected at the Annual Meeting, each to serve until the 2002 Annual Meeting of Stockholders and until a successor is elected and qualified. Each of the nominees of the Company has consented to serve as a director if elected at the Annual Meeting and, to the best knowledge of the Company as of the date of this Proxy Statement, is and will be able to serve if so elected. In the event that any of the nominees listed below should be unavailable to stand for election before the Annual Meeting, the persons named in the accompanying proxy intend to vote for such other person, if any, as may be designated by the Board of Directors, in the place of any nominee unable to serve. Norman P. Creighton, a current director of the Company and officer of Comerica Bank-California (a wholly owned subsidiary of Comerica Incorporated, the beneficial owner of approximately 55% of the Company's outstanding common stock), is not standing for re- election to the Board. The Board has nominated John D. Lewis, an officer and director of Comerica Incorporated, to fill the directorship being vacated by Mr. Creighton.

      Set forth below is the name, age and principal occupation of each person nominated as a director by the Board of Directors, as well as such individuals' positions with the Company and business experience during at least the last five years and the year each was first elected or appointed a director.

      ANDREW COHAN. Mr. Cohan has served as a director of the Company since November 1999. Since July 2000, Mr. Cohan has served as Senior Vice President, Licensing, Marketing and Merchandising for Hyper Entertainment Inc., an entertainment licensing and marketing company. From September 1999 to July 2000, Mr. Cohan was Chairman and Chief Executive Officer of Artist Marketing Corp., a marketing company for artists and entertainment/celebrity figures. From August 1997 to September 1999, Mr. Cohan was Senior Vice President, Worldwide Entertainment, Licensing and Marketing for Sony Signature, an entertainment licensing and marketing company. From January 1996 to July 1997, Mr. Cohan was Senior Vice President, Chief Merchandising Officer for Beverages and More, a start-up beverages retailer. Before that, Mr. Cohan was Vice President, Merchandising for Emerson Radio Corporation from February 1994. Age: 46.

      CHRISTOS M. COTSAKOS. Mr. Cotsakos has served as a director of the Company since November 1999. Mr. Cotsakos is the Chairman of the Board of Directors and Chief Executive Officer of E*TRADE Group, Inc., an on-line financial services company. Prior to joining E*TRADE, he served as President, Co-Chief Executive Officer, Chief Operating Officer and a director of A.C. Nielsen, Inc. from March 1995 to January 1996, as President and Chief Executive Officer of Nielsen International from September 1993 to March 1995, and as President and Chief Operating Officer of Nielsen Europe, Middle East and Africa from March 1992 to September 1993. Mr. Cotsakos joined Nielsen after 19 years with the Federal Express Corporation, where he held a number of senior executive positions. Mr. Cotsakos serves as a director of Fox Entertainment Group, Inc., Webvan Group, Inc., PlanetRX.com, Inc., Digital Island, Inc. and Critical Path, Inc., as well as several technology companies in the private sector. Age:
52.

      THOMAS R. EVANS. Mr. Evans has served as Chairman of the Board and Chief Executive Officer of the Company since August 1999. From April 1998 to May 1999, Mr. Evans was the President and Chief Executive Officer of GeoCities, Inc., which was acquired by Yahoo! Inc. in May 1999. From 1991 to April 1998, Mr. Evans served as President and Publisher of U.S. News & World Report. From January 1997 to April 1998, Mr. Evans also served as President and Publisher of The Atlantic Monthly. In addition, from May 1995 to April 1998, Mr. Evans served as President and Publisher of Fast Company, a magazine that showcases business people and ideas. Age: 46.

      GEORGE L. GRAZIADIO, JR. Mr. Graziadio has served as a director of the Company since November 1999. Since January 2001, Mr. Graziadio has served as the Chairman of the Board of Comerica Bank-California, having previously served as President and Chief Executive Officer of Imperial Bancorp, a bank holding company, from 1969 until January 2001. Mr. Graziadio is engaged as an owner or partner in many other business activities, primarily in the real estate industry. Age: 81.

      JOHN D. LEWIS. Mr. Lewis is a nominee to be a director of the Company. He has served as Vice Chairman and a director of Comerica Incorporated since January 1994 and Vice Chairman of Comerica Bank since March 1995. Mr. Lewis also held these officer positions with Comerica Incorporated and Comerica Bank between January 1990 and June 1992 and served as a director of Comerica Incorporated between 1989 and 1992. Mr. Lewis was Executive Vice President of Comerica Incorporated from June 1992 to January 1994.

      VERNON R. LOUCKS JR. Mr. Loucks has served as a director of the Company since November 1999. Mr. Loucks is the Chairman of InLight, Inc., a provider of technology solutions that improve the efficiency and outcomes of medical care. During 1998 and 1999, Mr. Loucks was Chairman of the Board of Directors of Baxter International Inc., a developer, distributor and manufacturer of health care products and services, and previously served as Baxter's Chief Executive Officer from 1980 through 1998. Mr. Loucks also serves as a director of Affymetrix, Inc., Anheuser-Busch Companies, Inc., Emerson Electric Company and The Quaker Oats Company. Age: 66.

      LEE E. MIKLES. Mr. Mikles has served as a director of the Company since November 1999. Mr. Mikles is the Chairman of Mikles/Miller Management Inc., an investment advisor, and Chairman of Mikles/Miller Securities, LLC, a registered broker/dealer. Mr. Mikles served as a director of Imperial Bancorp from 1996 until 2000 and its wholly owned subsidiary, Imperial Bank, from 1993 to 2000. Mr. Mikles currently serves on the board of directors of Coastcast Corp., Boss Holdings, Inc., Center Span Communications Corp. and The National Education Loan Network, Inc. Age: 45.

      BRUCE S. NELSON. Mr. Nelson has served as a director of the Company since November 1999. Since September 2000, Mr. Nelson has served as Executive Vice President, Chief Marketing Officer of The Interpublic Group of Companies, Inc. Mr. Nelson also currently serves as a marketing and advertising consultant to the Company (see "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS"). From March 1998 through September 1999, he was Vice Chairman, Chief Knowledge Officer of Young & Rubicam Inc. Prior to that position, he worked at McCann-Erickson Worldwide for 19 years in various positions, including as Director of Worldwide Accounts, Director of Strategy for Worldwide Accounts and Creative Director for Worldwide Accounts. Mr. Nelson is also a director of PCSupport.com. Age: 49.

      KENNETH STERN. Mr. Stern, the Company's founder, has served as President and a director of the Company since 1986. From 1984 to 1986, Mr. Stern held a senior management position in software development at Integral Systems. From 1976 to 1984, Mr. Stern was Vice President of Systems Development at Tessereact Corporation. Age: 53.

CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS

      Board of Directors and Committees of the Board. The Board of Directors held seven meetings during 2000. In 2000, all incumbent directors attended at least 75% of the aggregate number of meetings of the Board of Directors and committees of the Board on which they served that were held after their appointment, except for Mr. Loucks, who attended 73% of such meetings.

      The Board has established an Audit Committee and a Compensation Committee. The Company has no nominating or similar committee; the full Board of Directors performs that function.

      The current members of the Audit Committee, which held three meetings in 2000, are Mr. Cohan, Mr. Cotsakos and Mr. Mikles. Mr. Cohan was appointed to the Audit Committee in December 2000 and the committee did not meet in 2000 following his appointment. The Audit Committee meets from time to time with the Company's independent auditors and has general responsibility for reviewing the accounting and auditing affairs of the Company.

      The current members of the Compensation Committee, which held four meetings in 2000, are Messrs. Cohan, Graziadio and Loucks. The Compensation Committee has general responsibility for management and other employee compensation, including incentive compensation and stock option plans.

      Compensation of Directors. Directors who are not employees of the Company or Comerica Incorporated (or its affiliates) receive an annual retainer of $20,000. Directors are reimbursed for out-of-pocket expenses incurred in connection with their service as directors. In addition, each incumbent non-employee director, except for Andrew Cohan and Bruce Nelson, received, upon consummation of the Company's initial public offering in November 1999, options to purchase 75,000 shares of the Common Stock at an exercise price per share equal to $15.00. Messrs. Cohan and Nelson received 93,750 and 95,000 options, respectively, to purchase the Common Stock at an exercise price per share equal to $15.00. Mr. Nelson also received options to purchase 15,000 shares of Common Stock at an exercise price per share equal to $1.33. Non-employee directors (other than employees of Comerica Incorporated or its affiliates) are also eligible to receive option grants under the Company's 1999 Stock Incentive Plan at the discretion of the Board. Directors who are officers or employees of the Company or Comerica Incorporated (or its affiliates) do not receive any additional compensation for their services as directors.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                 THE ELECTION OF THE NOMINEES LISTED ABOVE.



                               PROPOSAL NO. 2
                  RATIFICATION OF SELECTION OF KPMG LLP AS
                     THE COMPANY'S INDEPENDENT AUDITORS

      The Company has selected KPMG LLP ("KPMG") as its independent auditors for the fiscal year ending December 31, 2001. The Company is submitting its selection of independent auditors for ratification by the stockholders at the Annual Meeting. KPMG has audited the financial statements of the Company (and its predecessor business, U.S. Audiotex, LLC) since 1996. The Company expects that representatives of KPMG will be present at the Annual Meeting, will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions.

      The Company's Bylaws do not require that the stockholders ratify the selection of the independent auditors, but this item is being submitted to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Board of Directors and the Audit Committee will reconsider whether or not to retain KPMG. Even if the selection is ratified, the Board of Directors and the Audit Committee, in their discretion, may change the appointment at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.


               THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
              THE RATIFICATION OF THE SELECTION OF KPMG LLP AS
                    THE COMPANY'S INDEPENDENT AUDITORS.



                            EXECUTIVE OFFICERS

      Set forth below is information regarding the current executive officers of the Company, who serve at the discretion of the Board of
Directors:


NAME                   AGE     POSITION(S)
----                   ---     -----------

Thomas R. Evans        46      Chairman, Chief Executive Officer and Director
Michael P. Presto      47      Chief Operating Officer
Kenneth Stern          53      President and Director
Edward J. DiMaria      35      Chief Financial Officer
Michael Barrett        38      Chief Internet and Sales Officer
Bruce J. Zanca         40      Senior Vice President, Communications and
                               Administration
Mitchell H. Gordon     35      Senior Vice President, General Counsel and
                               Secretary

      The biographical information for Mr. Evans and Mr. Stern is provided in the biographical information of the directors of the Company set forth in the section above discussing Proposal No. 1.

      Michael P. Presto has served as the Company's Chief Operating Officer since September 1999, and is responsible for technology, customer service and business operations of the Company. Mr. Presto was Senior Vice President, Circulation and Business Development at Curtis Circulation Company from April 1998 to September 1999, where he was responsible for worldwide circulation sales and marketing strategies. From January 1993 to April 1998, Mr. Presto was Vice President of Consumer Marketing and Senior Vice President of Consumer Marketing and Distribution for The New York Daily News, during which time he also served as President of Data Comm Services Inc., an affiliated telemarketing/fulfillment customer service business. In addition, Mr. Presto has held executive management positions at U.S. News & World Report and Newsweek.

      Edward J. DiMaria has been the Company's Chief Financial Officer since August 2000. From August 1994 to August 2000, Mr. DiMaria was employed by Best Friends Pet Care, Inc., where his final position was Executive Vice President and Chief Financial Officer. Mr. DiMaria has also held finance and accounting positions with Business Express, Inc., Advanced Network & Services, Inc. and KPMG Peat Marwick.

      Michael Barrett has served as the Company's Chief Internet and Sales Officer since September 1999. Mr. Barrett is responsible for managing the Company's marketing, sales, business development and strategic partnerships activities. From May 1999 to September 1999, Mr. Barrett worked as an e-commerce consultant for Yahoo!, Inc., and from September 1997 to May 1999, Mr. Barrett was Senior Vice President of Sales and Strategic Partnerships at GeoCities, Inc. In addition, from November 1995 to September 1997, Mr. Barrett was Vice President of Advertising for Disney Online, and he served as Publisher of Family PC Magazine for Ziff Davis Publishing. Previously, he held sales management positions at Newsweek and Meredith Publishing.

      Bruce J. Zanca oversees the Company's corporate communications, public relations and investor relations efforts. He also manages the Company's business administration infrastructure. From September 1998 to June 1999 he was Vice President of Communications at GeoCities, Inc., where he was responsible for public affairs, media relations, government affairs and investor relations. From 1994 to 1998, Mr. Zanca was Vice President of Corporate Communications at the U.S. News & World Report Magazine Group. In the past, Mr. Zanca served as a White House press secretary under Marlin Fitzwater and a public relations advisor to President George Bush. He has held senior communications positions at the U.S. Justice Department and U.S. Commerce Department, and has served on the staff of the Vice President of the United States.

      Mitchell H. Gordon has served as the Company's General Counsel since February 2000, and is responsible for managing the Company's legal affairs, including supervising the Company's internal legal staff and outside legal counsel. From September 1995 to February 2000, Mr. Gordon was an attorney at Skadden, Arps, Slate, Meagher & Flom LLP, concentrating on mergers and acquisitions and general corporate law.

                       EXECUTIVE OFFICER COMPENSATION

      The following table sets forth the compensation awarded to, earned by or paid to the person serving as the Company's Chief Executive Officer during 2000, as well as the four other most highly compensated executive officers of the Company in 2000, for services rendered in all capacities to the Company during 2000, 1999 and 1998, as applicable. Except as set forth below, perquisites and other personal benefits, securities and property did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for the named executive officers.



SUMMARY COMPENSATION TABLE

                                                       LONG TERM
                          ANNUAL COMPENSATION         COMPENSATION
                   ---------------------------------- -----------
                                                        AWARDS
                                                      -----------
                                                                   SECURITY
                                                                  UNDERLYING
NAME AND                                         OTHER ANNUAL       OPTIONS       ALL OTHER
PRINCIPAL POSITION  YEAR  SALARY($)    BONUS($)  COMPENSATIONS($)     (#)      COMPENSATION($)(a)
------------------ ------ ---------- ----------- ---------------- ------------ ------------------

Thomas R. Evans     2000  200,000         -              -             -             7,598
Chairman and Chief
Executive Officer
                    1999   76,955      500,000           -         1,370,328           -
                    1998     -            -              -             -               -


Kenneth Stern       2000  215,000      100,000        28,202(b)        -            18,167
   President
                    1999  198,046         -           32,058(b)      219,252         9,728
                    1998  144,000         -              -             -               -

Michael P. Presto   2000  200,000      100,000           -           200,000        12,848
Chief Operating     1999   50,000         -              -           685,164           -
Officer             1998     -            -              -             -               -


Michael Barrett    2000   200,000      100,000           -             -            11,397
Chief Internet     1999   50,000          -              -           822,196           -
and Sales Officer  1998      -            -              -             -               -

Bruce J. Zanca     2000  190,000        50,000           -             -            14,342
Senior Vice        1999   63,333          -              -           274,065           -
President,         1998      -            -              -             -               -
Communications
and
Administration




(a) "All Other Compensation" in 2000 and 1999 represents the aggregate amount of contributions made per listed individual by the Company or its then ultimate parent company, Imperial Bancorp, to three employee benefit plans offered to eligible Company employees: the Imperial
      Bancorp Salary Investment Plan (the "401(k) Plan"), the Imperial
      Bancorp Employee Stock Ownership Plan (the "ESOP") and the Imperial
      Bancorp Profit Sharing Plan (the "PS Plan").

(b) The amounts shown in 2000 and 1999 include automobile allowances of $24,445 and $27,196, respectively.





      The table below discloses information concerning individual grants of stock options made during the last completed fiscal year to the executive officers named in the Summary Compensation Table, which stock options were granted with exercise prices equal to the market price of the Common Stock on the date of grant. Stock options granted generally vest over a three-year period.



                     OPTION GRANTS IN LAST FISCAL YEAR


                                                        POTENTIAL REALIZABLE VALUE AT
                                                          ASSUMED ANNUAL RATES OF
                                                          STOCK PRICE APPRECIATION FOR
                     INDIVIDUAL GRANTS                         OPTION TERM
                 --------------------------             ------------------------------
                 NUMBER OF    % OF TOTAL
                 SECURITIES    OPTIONS
                 UNDERLYING  GRANTED TO      EXERCISE
                 OPTIONS     EMPLOYEES IN      PRICE      EXPIRATION      5%          10%
NAME             GRANTED(#)  FISCAL YEAR     ($/SHARE)       DATE       ($)(A)       ($)(A)
----            -----------  --------------- -------------  --------   --------     --------
Thomas R. Evans         -          -              -            -           -           -

Kenneth Stern           -          -              -            -           -           -

Michael P. Presto 200,000         16.4%        $7.16        10/27/10   $ 789,502  $1,944,581

Michael Barrett         -          -              -            -           -           -


Bruce J. Zanca          -          -              -            -           -           -
----------
(a)These amounts represent hypothetical gains that could be achieved for the options if they are executed at the end of their respective terms.
   The assumed 5% and 10% rates of stock price appreciation are mandated by the rules of the Securities and Exchange Commission. They do not represent the Company's estimate or projection of future prices of the
   Common Stock.



AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

      The table set forth below discloses certain information concerning the number and value of unexercised options for the last completed fiscal year by the executive officers named in the Summary Compensation Table. None of the executive officers named in the Summary Compensation Table exercised options to purchase shares of the Common Stock during the last completed fiscal year.

                 AGGREGATED FISCAL YEAR-END OPTION VALUES


                         NUMBER OF SECURITIES       VALUE OF UNEXERCISED
                        UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS
                          OPTIONS AT FY-END(#)         AT FY-END($)(a)
                      ------------------------     ----------------------

                           EXERCISABLE/                EXERCISABLE/
NAME                       UNEXERCISABLE               UNEXERCISABLE
----                       -------------               -------------

Thomas R. Evans........    1,370,328/0(b)               $7,598,469/0
Kenneth Stern..........      219,252/0(b)               $1,215,752/0
Michael P. Presto......  843,266/41,898(b)(c)           $3,799,234/0
Bruce J. Zanca.........      274,065/0(b)               $1,519,690/0
Michael Barrett........      822,196/0(b)               $4,559,077/0
----------
(a)The value of unexercised options was determined using the $6.875 closing price of the Common Stock on December 29, 2000, the last Nasdaq trading day in 2000.

(b)This amount represents non-qualified stock options granted under the Company's 1999 Incentive Stock Plan, which options are immediately exercisable but subject (for all persons shown other than Mr. Stern) to a right of repurchase by the Company, which right lapses over a three-year period in accordance with the terms of such plan. As of December 31, 2000, such right of repurchase lapsed with respect to the following number of option shares for the persons indicated: Thomas R. Evans, 598,234 shares; Michael P. Presto, 284,238 shares; Michael Barrett, 341,085 shares; and Bruce J. Zanca, 113,693 shares. The right of repurchase lapsed with respect to all of the options upon consummation of the Imperial Bancorp/Comerica Incorporated merger on January 30, 2001.
(c)This second amount shown represents incentive stock options granted under the Company's 1999 Incentive Stock plan, which are not exercisable prior to vesting. These stock options vested upon consummation of the Imperial Bancorp/Comerica Incorporated merger on January 30, 2001.

EMPLOYMENT AGREEMENTS

      Thomas R. Evans. The Company has entered into an employment agreement with Thomas R. Evans, the Company's Chairman and Chief Executive Officer. The employment agreement provides for a minimum annual base salary of $200,000, which the Compensation Committee increased to $350,000 as of January 1, 2001. In addition, Mr. Evans is eligible to receive unspecified annual bonuses at the discretion of the Compensation Committee and, pursuant to the agreement, Mr. Evans received an additional one-time bonus of $500,000, half of which was paid to Mr. Evans in 1999 and the remaining half of which was paid in 2000. In accordance with the employment agreement, Mr. Evans was also granted options (the "Initial Evans Options") to purchase 1,370,328 shares of the Company's common stock at $1.33 per share under the 1999 Stock Incentive Plan. Under the terms of the employment agreement, Imperial Bank (now a wholly owned subsidiary of Comerica) has guaranteed that the "value" - as defined in the agreement - of Mr. Evans' vested options will be $10,000,000 on or before the third anniversary of the date of the agreement, or on such third anniversary date, Imperial Bank will pay Mr. Evans an amount equal to the difference between $10,000,000 and the highest value of the vested options during such three-year period. If Mr. Evans' employment is terminated by the Company without "cause" or if he terminates his employment for "good reason," including a "change in control," as these terms are defined in the agreement, the Company will be required to pay him his base salary and benefits for one year, and all of his then unvested options will vest immediately. The merger of Imperial Bancorp (the parent holding company of Imperial Bank in 2000) with and into a wholly owned subsidiary of Comerica Incorporated constituted a change of control of the Company for purposes of the preceding sentence and also resulted in the full vesting of the Initial Evans Options. If Mr. Evans' employment is terminated by the Company with cause, the Company will be required to pay him any compensation, benefits or reimbursements accrued through the date of termination. Mr. Evans' employment under the agreement may be terminated by the Company on 30 days' notice without cause, or immediately upon notice with cause, and may be terminated by Mr. Evans on 60 days' notice without good reason, or immediately for good reason.

      Michael P. Presto. The Company has entered into an employment agreement with Michael P. Presto, the Company's Chief Operating Officer. The employment agreement provides for a minimum annual base salary of $200,000. In addition, under the terms of his agreement, Mr. Presto received a bonus of $100,000 in 2000 and is eligible to receive unspecified annual bonuses in the future at the discretion of the Compensation Committee. In accordance with the employment agreement, Mr. Presto was also granted options (the "Initial Presto Options") to purchase 685,164 shares of the Company's common stock at $1.33 per share under the 1999 Stock Incentive Plan. If Mr. Presto's employment is terminated by the Company without "cause" or if he terminates his employment for "good reason," including a "change in control," as these terms are defined in the agreement, the Company will be required to pay him his base salary and benefits for one year, and all of his then unvested options will vest immediately. The Imperial Bancorp/Comerica Incorporated merger constituted a change of control of the Company for purposes of the preceding sentence and also resulted in the full vesting of the Initial Presto Options. If Mr. Presto's employment is terminated by the Company with cause, the Company will be required to pay him any compensation, benefits or reimbursements accrued through the date of termination. Mr. Presto's employment under the agreement may be terminated by the Company on 60 days' notice without cause, or immediately upon notice with cause, and may be terminated by Mr. Presto on 60 days' notice without good reason, or immediately for good reason.

      Kenneth Stern. The Company has entered into an employment agreement with Kenneth Stern, pursuant to which Mr. Stern has agreed to serve as President of the Company and a member of the Company's board of directors until August 23, 2006. The employment agreement provides for a minimum annual base salary of $215,000 and a minimum annual bonus of $100,000. Mr. Stern has the right to take early retirement at any time after August 24, 2002, upon which event the Company would be required to pay him his base salary and bonus through August 23, 2006. If Mr. Stern's employment is terminated by the Company without "cause" or if he terminates his employment for "good reason," as these terms are defined in the agreement, the Company will be required to pay him his base salary and bonus through August 23, 2006, and provide benefits through December 31, 2002 or for one year from the date of termination, whichever is later. Additionally, Mr. Stern would be entitled to retain his position as a director through August 23, 2006, provided that he and Beranson Holdings, Inc. own or control an aggregate of 10% of the Company's outstanding common stock. If Mr. Stern's employment is terminated by the Company with cause, the Company will be required to pay him any compensation, benefits or reimbursements accrued through the date of termination. Mr. Stern's employment under the agreement may be terminated by the Company on 30 days' notice without cause, or immediately upon notice with cause, and may be terminated by Mr. Stern on 120 days' notice without good reason, or immediately for good reason.

      Edward J. DiMaria. The Company has entered into an employment agreement with Edward J. DiMaria, the Company's Chief Financial Officer. The employment agreement provides for a minimum annual base salary of $195,000. In addition, under the terms of his agreement, Mr. DiMaria received a one-time signing bonus of $60,000 in 2000 and is eligible to receive unspecified annual bonuses in the future at the discretion of the Compensation Committee. The employment agreement provides for Mr. DiMaria to receive a minimum annual bonus in 2001 of $35,000. In accordance with the employment agreement, Mr. DiMaria was also granted options (the "Initial DiMaria Options") to purchase 200,000 shares of the Company's common stock under the 1999 Stock Incentive Plan at $7.12 per share (the fair market value of the Company's common stock on the day Mr. DiMaria began his employment). On the earlier of August 25, 2001 or the date on which the Compensation Committee determines that Mr. DiMaria has satisfied certain performance criteria, Mr. DiMaria is eligible to receive an additional grant of options to purchase up 50,000 shares of the Company's common stock at the lesser of $7.12 per share or the fair market value of the Company's common stock on such date. If Mr. DiMaria's employment is terminated by the Company without "cause" or if he terminates his employment for "good reason," including a "change in control," as these terms are defined in the agreement, the Company will be required to pay him a lump-sum amount equal to one year of his base salary, provide him his other employment benefits for one year and, if such termination occurs prior to August 25, 2001, pay Mr. DiMaria's guaranteed minimum 2001 bonus of $35,000. The Imperial Bancorp/Comerica Incorporated merger constituted a change of control of the Company for purposes of the preceding sentence and also resulted in the full vesting of the Initial DiMaria Options. If Mr. DiMaria's employment is terminated by the Company with cause, the Company will be required to pay him any compensation, benefits or reimbursements accrued through the date of termination. Mr. DiMaria's employment under the agreement may be terminated by the Company immediately upon notice with or without cause, and may be terminated by Mr. DiMaria on 30 days' notice without good reason, or immediately for good reason.

      Michael Barrett. The Company has entered into an employment agreement with Michael Barrett, the Company's Chief Internet and Sales Officer. The employment agreement provides for a minimum annual base salary of $200,000. In addition, under the terms of his agreement, Mr. Barrett received a bonus of $100,000 in 2000 and is eligible to receive unspecified annual bonuses in the future at the discretion of the Compensation Committee. In accordance with the employment agreement, Mr. Barrett was also granted options (the "Initial Barrett Options") to purchase 822,196 shares of the Company's common stock at $1.33 per share under the 1999 Stock Incentive Plan. If Mr. Barrett's employment is terminated by the Company without "cause" or if he terminates his employment for "good reason," including a "change in control," as these terms are defined in the agreement, the Company will be required to pay him his base salary and benefits for one year, and all of his then unvested options will vest immediately. The Imperial Bancorp/Comerica Incorporated merger constituted a change of control of the Company for purposes of the preceding sentence and also resulted in the full vesting of the Initial Barrett Options. If Mr. Barrett's employment is terminated by the Company with cause, the Company will be required to pay him any compensation, benefits or reimbursements accrued through the date of termination. Mr. Barrett's employment under the agreement may be terminated by the Company on 30 days' notice without cause, or immediately upon notice with cause, and may be terminated by Mr. Barrett on 60 days' notice without good reason, or immediately for good reason.

      All of the employment agreements generally contain confidentiality provisions and covenants not to compete during the term of employment and for one year after termination of employment.

                      COMPENSATION COMMITTEE REPORT ON
                           EXECUTIVE COMPENSATION

GENERAL

      The following is the Report of the Compensation Committee of the Board of Directors, describing the compensation policies and rationale applicable to the Company's executive officers with respect to compensation paid to such executive officers for the calendar period ended December 31, 2000. The Compensation Committee was established in January 2000 and currently consists of Andrew Cohan, George L. Graziadio, Jr. and Vernon Loucks Jr. The information contained in this Report shall not be deemed "soliciting material" or to be "filed" with the Securities and Exchange Commission nor shall such information be deemed incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent the Company specifically incorporates it by reference into such filing.

      The goals of the Company's compensation program are to align compensation with business objectives and performance and to enable it to attract, retain and reward executive officers and other key employees who contribute to the Company's long-term success and to motivate them to enhance long-term stockholder value. The Compensation Committee is particularly mindful of the extremely competitive environment for attracting senior level management in the technology sector, and the continuous and extraordinary efforts which have been made by other technology companies to lure away management and key personnel. To meet these goals, the Company has adopted a mix of the compensation elements of salary, bonus and stock incentive awards.

BASE SALARY

      The base salary of the Company's executive officers was individually negotiated at the time each officer joined the Company or assumed his current position. The Compensation Committee reviews each executive officer's base salary periodically (and at least annually), and when doing so, considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices. The Compensation Committee believes that the current executive salaries are comparable to the salaries in effect at companies that compete with the Company for executive talent.

BONUS

      The Company's bonus policy has been to award bonuses to executive officers and key employees based on the achievement of specific goals set by the Company, and the level of contribution made by these individuals. In calculating bonus awards, certain Company performance objectives will be considered, including operating, strategic and financial goals necessary for the achievement of the Company's short and long-term objectives. Certain executive officers have employment agreements providing for minimum bonus awards.

STOCK INCENTIVE AWARDS

      The purpose of the Company's stock incentive plans is to provide employees of the Company with the opportunity to share, along with stockholders of the Company, in the long-term performance of the Company. The Compensation Committee makes periodic grants of stock options or restricted stock to eligible employees, generally upon commencement of employment, following a significant change in job responsibilities or in recognition of a significantly noteworthy accomplishment. Stock options usually vest over three years and expire ten years from the date of grant (provided the employee remains employed with the Company). The exercise price of options is normally 100% of fair market value of the underlying stock on the date of grant (other than stock options granted prior to completion of the Company's initial public offering). The Company's executive officers are not eligible to receive grants of stock options or restricted stock under the 2000 Plan and only receive grants of stock options under the 1999 Plan. In awarding stock options and restricted stock, the Compensation Committee considers individual performance, overall contribution to the Company, the competitive climate for recruiting personnel and the total number of stock options and shares of restricted stock to be awarded.

CEO COMPENSATION

      Compensation in 2000 for Mr. Evans, the Company's Chairman and Chief Executive Officer, was established in his employment agreement with the Company (See "EXECUTIVE OFFICER COMPENSATION - Employment Agreements"). Mr. Evans' total compensation is heavily weighed toward equity incentives, consisting of the stock options granted to him in 1999 when he commenced employment with the Company. Mr. Evans' compensation was designed to align his interests with those of the Company's stockholders by tying the value of the awards and his eligibility for annual cash bonuses to the success qualitatively of his efforts toward building the Company's management, business and infrastructure and promoting the operating and financial performance of the Company. In light of Mr. Evans' past performance and contributions to the Company, the Compensation Committee increased Mr. Evans' annual base salary from $200,000 to $350,000, effective as of January 1, 2001.

      Section 162(m) of the Code imposes limitations on the deductibility for federal income tax purposes of compensation over $1 million paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. While the Company does not expect this limitation to affect the Company with respect to the 2000 tax year, the Compensation Committee intends to continue to evaluate the effects of the statute and any U.S. Treasury Department regulations and to comply with Section 162(m) of the Code in the future to the extent consistent with the best interests of the Company.

                                   Compensation Committee:
                                         Andrew Cohan
                                         George L. Graziadio, Jr.
                                         Vernon Loucks Jr.

        COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee was established in January 2000 and consists solely of the following non-employee directors: Messrs. Cohan, Graziadio and Loucks. Mr. Graziadio served as the Company's Chief Executive Officer from April 16, 1999 to July 15, 1999. During the year ended December 31, 2000, none of the Company's executive officers served:

      o as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Company's compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors);

      o as a director of another entity, one of whose executive officers served on the Company's compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors); or

      o as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

                 INFORMATION REGARDING INDEPENDENT AUDITORS

      Audit Fees. KPMG's aggregate fees billed for professional services rendered for the annual audit of the Company's 2000 financial statements and review of the Company's interim financial statements in 2000 were $137,700.

      Financial Information Systems Design and Implementation Fees. KPMG did not bill the Company in 2000 for any professional fees relating to the design and implementation of the Company's financial information systems.

      All Other Fees. KPMG's aggregate fees for all other professional services rendered to the Company in 2000 were $150,509, relating to payroll tax consulting and preparation services, consulting services relating to the Company's benefit plans and risk management services with respect to the Company's transaction flow and related financial processes.


                           AUDIT COMMITTEE REPORT

      The Audit Committee of the Board of Directors is comprised of three directors and operates under a written charter adopted by the Board of Directors in June 2000, a copy of which charter is included as Appendix A to this Proxy Statement. Messrs. Cohan, Cotsakos and Mikles (Chairman) are the members of the Audit Committee. The information contained in this Report shall not be deemed "soliciting material" or to be "filed" with the Securities and Exchange Commission nor shall such information be deemed incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent the Company specifically incorporates it by reference into such filing.

      In 2000 the Board of Directors has determined that each of the members of the Audit Committee was "independent" as defined in the Marketplace Rules for the Nasdaq Stock Market, except for Mr. Mikles. The Board's determination that Mr. Mikles was not independent was based on the fact that in connection with assisting the Company, Imperial Bank and the investment bankers in the arrangements for the Company's initial public offering, Imperial Bank entered into an agreement with Mr. Mikles (the "Mikles Agreement") pursuant to which, upon the disposition of Imperial Bank's shares of Common Stock or a "change of control" of the Company, Mr. Mikles had the right to receive 6.5% of any realized pre-tax gains received by Imperial Bank on its investment in the Common Stock and 7.5% of any such gains in excess of $500 million (using Imperial's basis in the Common Stock immediately following such initial public offering). The Imperial Bancorp/ Comerica Incorporated merger constituted a "change of control" for the purposes of the Mikles Agreement and in February 2001 Mr. Mikles exercised his right to receive payment of his interests in connection with such event, resulting in an aggregate payment by Comerica Incorporated to Mr. Mikles of $2.2 million and the termination of the Mikles Agreement. Prior to the termination of the Mikles Agreement and as permitted under the Nasdaq rules, the Board of Directors determined that notwithstanding the Mikles Agreement, it was in the best interests of the Company and its stockholders for Mr. Mikles to serve on the Audit Committee due to his significant finance employment experience and expertise, as well as the value of maintaining the continuity of his participation on the Audit Committee (which began in January 2000). In light of the termination of the Mikles Agreement, the Board of Directors determined in March 2001 that Mr. Mikles is now independent for the purposes of his participation on the Audit Committee.

      The Committee has recommended to the Board of Directors, subject to stockholder ratification, the selection of the Company's independent auditors.

      Management is responsible for the Company's financial reporting process and internal controls. KPMG, the Company's independent auditors, is responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted accounting principles and for issuing a report in connection with that audit. The Audit Committee is responsible for monitoring and supervising these processes.

      In this context, the Audit Committee has met and held discussions with the Company's management and representatives of KPMG. Management represented to the Audit Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with management and the independent auditors. The Audit Committee discussed with the representatives of KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 ("Communication with Audit Committees").

       KPMG also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees") and the Committee discussed with KPMG its independence. The Audit Committee has also considered whether the provision of certain non-audit services provided by KPMG to the Company in 2000 is compatible with maintaining auditor independence.

      Based on the Audit Committee's discussion with management and the independent auditors and the Audit Committee's review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

                                   Audit Committee:
                                         Lee E. Mikles (Chairman)
                                         Andrew Cohan
                                         Christos M. Cotsakos


                          STOCK PERFORMANCE GRAPH

      The performance graph below compares the annual change in the Company's cumulative total stockholder return on its Common Stock during a period commencing on November 23, 1999, the date on which the Company's common stock began publicly trading, and ending on December 31, 2000 (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment and (B) the difference between the Company's share price at the end and the beginning of the measurement period; by (ii) the share price at the beginning of the measurement period) with the cumulative total return of each of: (a) the Nasdaq Composite Index (Nasdaq); and (b) the Dow Jones Internet Index during such period, assuming a $100 investment on November 23, 1999. The Company's share price at the beginning of the measurement period was the closing price for the Common Stock on November 23, 1999, and not the price at which the Company's shares of common stock were initially offered for purchase in its public offering. It should be noted that the Company has not paid any dividends on the Common Stock, and no dividends are included in the representation of the Company's performance.

      The information contained in the performance graph shall not be deemed "soliciting material" or to be "filed" with the Securities and Exchange Commission (the "SEC") nor shall such information be deemed incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.


                             [GRAPHIC OMITTED]



                                                             DOW JONES
    DATE     OFFICIAL PAYMENTS CORP   NASDAQ INDEX         INTERNET INDEX
  11/23/99          $100.00              $100.00              $100.00
  12/31/99          $231.11              $121.73              $126.10
  12/31/00          $ 30.56              $ 73.90              $ 42.84


       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of the close of business on March 28, 2001, certain information regarding the beneficial ownership of (i) the Common Stock of each person (including any "group" as that term is used in Section 13(d)(3) of the Exchange Act) known to the Company to beneficially own more than 5% of the Common Stock, (ii) the Common Stock and the common stock of Comerica Incorporated, the Company's parent, of each of the Company's directors, director nominees and named executive officers, and
(iii) the Common Stock and the common stock of Comerica Incorporated of each of the Company's directors and executive officers as a group. None of the Company's directors, director nominees or executive officers own any shares of Comerica Incorporated's Series E Preferred Stock.

      Except as indicated below, information with respect to beneficial ownership is based upon information furnished by each director, director nominee or officer. Except as noted below, all persons referenced below have sole voting and investment power over the shares beneficially owned by them. All shares of Common Stock subject to options currently exercisable or exercisable within 60 days after March 28, 2001 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the number of shares beneficially owned and the percentage ownership of such person, but are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage ownership of any other person.



                                                                                        OF THE TRUST
                                                                                      NUMBER OF SHARES
                                                                                         BENEFICIALY
                                                                                       OWNED, SHARES
                                                                  TOTAL AMOUNT OF       WHICH MAY BE         PERCENT
                                                                 SHARES BENEFICIALLY   ACQUIRED WITHIN      OF COMMON
NAME                                TITLE AND CLASS OF SECURITY     OWNED (a)             60 DAYS           STOCK OWNED
--------------------                ---------------------------- ------------------- --------------------- ------------
PRINCIPAL STOCKHOLDERS:
Comerica Incorporated..............    Company Common Stock            12,000,00(b)                -            54.6%
   Comerica Tower at Detroit Ctr.
   500 Woodward Avenue
   MC 3391
   Detroit, MI 48226
DIRECTORS, DIRECTOR NOMINEES AND
   EXECUTIVE OFFICERS:
   Thomas R. Evans.................    Company Common Stock            1,370,328            1,370,328            5.9%
                                       Comerica Common Stock                 112                   -                *
   Kenneth Stern...................    Company Common Stock            3,161,252(c)           219,252           12.6%
                                       Comerica Common Stock               1,769(d)                -                *
   Andrew Cohan....................    Company Common Stock               93,750               93,750               *
                                       Comerica Common Stock                   -                   -                *
   Christos Cotsakos...............    Company Common Stock               75,000                   -                *
                                       Comerica Common Stock                   -                   -                *
   Norman P. Creighton.............    Company Common Stock                2,700                   -                *
                                       Comerica Common Stock             509,045(e)            63,241               *
   George L. Graziadio, Jr. .......    Company Common Stock              190,000               75,000               *
                                       Comerica Common Sto             2,058,251(f)            90,068            1.2%
   John D. Lewis...................    Company Common Stock                    -                   -                *
                                       Comerica Common Stock             350,272(g)           269,275               *
   Vernon Loucks Jr. ..............    Company Common Stock               75,000               75,000               *
                                       Comerica Common Stock                   -                   -                *
   Lee E. Mikles...................    Company Common Stock               77,000               75,000               *
                                       Comerica Common Stock                   5                   -                *
   Bruce S. Nelson.................    Company Common Stock              110,000              110,000               *
                                       Comerica Common Stock                   -                   -                *
   Michael Barrett.................    Company Common Stock              822,196              822,196            3.6%
                                       Comerica Common Stock                 167                   -                *
   Michael P. Presto...............    Company Common Stock              885,164              885,164            3.9%
                                       Comerica Common Stock                 194                   -                *
   Bruce J. Zanca..................    Company Common Stock              294,065              274,065            1.3%
                                       Comerica Common Stock                 224                   -                *
DIRECTORS AND EXECUTIVE OFFICERS
   AS A GROUP  (14 individuals)....    Company Common Stock            7,536,455            4,379,755           25.5%
                                       Comerica Common Stock           2,571,516              156,212            1.4%

---------------
*  Less than 1%
(a)  With respect to shares of Comerica Incorporated common stock, includes the number of shares held for the listed persons in the 401(k) Plan, the PS Plan and the ESOP, as follows: Mr. Evans: 112 shares in the
     ESOP; Mr. Stern: 83 shares in the 401(k) Plan and 352 shares in the
     ESOP; Mr. Creighton: 557 shares in the 401(k) Plan, 183 shares in the
     PS Plan and 365 shares in the ESOP; Mr. Graziadio: 855 shares in the
     401(k) Plan, 458 shares in the PS Plan and 698 shares in the ESOP; Mr.
     Presto: 83 shares in the 401(k) Plan and 194 shares in the ESOP; Mr.
     Zanca: 62 shares in the 401(k) Plan.
(b)  Based on information contained in its Schedule 13D, dated March 28,
     2001, Comerica Incorporated beneficially owned 12,000,000 shares of the Common Stock with sole power to vote and dispose of all such shares. On January 30, 2001, Imperial Bancorp, the parent holding company of Imperial Bank (the owner of approximately 55% of the
     Common Stock), was acquired by Comerica Incorporated in a transaction pursuant to which shareholders of Imperial Bancorp received 0.46 of a share of Comerica Incorporated common stock for each of their shares of Imperial Bancorp common stock, representing an aggregate of 21 million shares of Comerica Incorporated common stock. Imperial Bank transferred ownership of its shares of Common Stock to Comerica
     Incorporated on March 20, 2001.
(c)  Consists of 219,252 shares of the Common Stock underlying presently exercisable options and 2,942,000 shares of the Common Stock held by
     Beranson Holdings, Inc., a California corporation controlled by
     Kenneth Stern and his wife Michaella Stern (as joint tenants), with
     Lauren Stern (a minor and the daughter of Mr. Stern) as the only other stockholder. For a discussion of Mr. Stern's options, see "Employment
     Agreements."
(d)  Consists of 804 shares of Comerica Incorporated common stock held by
     Beranson Holdings, Inc.; 350 shares of Comerica Incorporated common stock held by Kenneth Stern and Michaella Stern as joint tenants; and
     the shares referenced in note (a) above.
(e)  Consists of 63,241 shares of Comerica Incorporated common stock underlying presently exercisable options; 444,699 shares directly held by Mr. Creighton; and the shares referenced in note (a) above.
(f)  Consists of 90,068 shares of Comerica Incorporated common stock underlying presently exercisable options; 536,680 shares directly held by Mr. Graziadio; the shares referenced in note (a) above; and
     1,429,492 shares held by Graziadio Investment Company, a California limited partnership, of which the Graziadio Investment Corp. is the general partner. Mr. Graziadio is the controlling shareholder of
     Graziadio Investment Corp.
(g)  Includes 10,500 shares of restricted stock and options to purchase
     269,275 shares of Comerica Incorporated common stock, which Comerica
     Incorporated granted to Mr. Lewis under its Long-Term Incentive Plan.


          SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of the Common Stock, to file initial reports of ownership and changes in ownership with the SEC and the Nasdaq National Market. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the best of the Company's knowledge, the reports for all officers, directors and holders of more than ten percent of the Common Stock were timely filed during the year ended December 31, 2000, except for Mr. Gordon's initial Form 3 which was filed one day late and a Form 4 for Mr. Stern which was inadvertently filed late.


              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Imperial Bank, a wholly owned subsidiary of Comerica Incorporated, is one of the merchant banks the Company uses to process credit card transactions and perform traditional merchant credit card settlement services. The Company has an agreement with Imperial Bank in which Imperial Bank agrees to sponsor the Company as an independent service provider, and the Company agrees to use its best efforts to use Imperial Bank as a provider of credit card settlement services at customary market rates. Under the agreement with Imperial Bank for processing and settlement services, Imperial Bank is paid from the Company's sales revenues customary merchant discount fees usually charged for similar processing services, on a product by product basis as negotiated between the Company and Imperial Bank. Both parties have agreed to negotiate in good faith as to the discount per product. During 2000, the Company paid Imperial Bank approximately $5.9 million for performing these processing and settlement services, which represents 28% of the total merchant discount fees paid by the Company during that period. During 2000, the merchant discount fees paid by the Company to Imperial Bank ranged from 1.90% to 2.95% of the total amount paid by the consumer.

      In 2000 Imperial Bank provided human resource services and other assistance to the Company. These services and assistance included payroll processing and benefits administration, including the administration of the Company's 401(k) plan and other benefit programs. Like all wholly owned and majority-owned subsidiaries of Imperial Bank, the Company paid a pass-through charge, based on the total number of employees, for these services. The Company paid Imperial Bank a fee of $135,000 for these services in 2000. Beginning in January 2001, the Company stopped using Imperial Bank for these services, and began administering its employee benefits programs both internally and through unaffiliated third-party vendors.

      Imperial Bank guarantees the performance of the Company's obligations under six equipment leases. These leases are comprised of a master lease agreement with one lessor for five leases for various furniture and computer equipment and a separate lease agreement for network equipment. Imperial Bank will continue to guarantee the six leases until the leases expire.

      The Company has entered into an agreement with Bruce Nelson, one of the Company's directors, pursuant to which, among other things, Mr. Nelson provides services in connection with the Company's marketing and advertising campaigns, analyst and other presentations and corporate positioning strategy. This agreement is renewable on a yearly basis and provides for an annual base salary of $50,000. Also in connection with his services, in 1999 Mr. Nelson received a one-time grant of options to purchase 15,000 shares of the Company's common stock at an exercise price of $1.33 per share, as well as options to purchase 20,000 shares of the Company's common stock at $15.00 per share. While these options initially had a three-year vesting schedule, they fully vested in January 2001 upon the change of control of the Company effected through the Imperial Bancorp/Comerica Incorporated merger.

      Executive officers, directors and employees of the Company may utilize the Company's credit card payment services in order to pay federal, state and/or municipal tax or other obligations in the ordinary course of business, and the Company provides these persons a discount from the convenience fee charged to unaffiliated third parties utilizing similar services.

                           STOCKHOLDER PROPOSALS

      Stockholder proposals intended to be presented at the 2002 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by the Company at its principal executive offices not later than December 4, 2001 and must otherwise comply with the requirements of Rule 14a-8 in order to be considered for inclusion in the 2002 Proxy Statement and proxy.

      In order for proposals of stockholders submitted outside of Rule 14a-8 for consideration at the 2002 Annual Meeting to be considered "timely" for purposes of Rule14a-4(c) under the Exchange Act, such proposal must be received at the Company's principal executive offices not less than 90 days prior to the date of such meeting.

      The Bylaws of the Company provide that in order for a stockholder to bring business before, or propose director nominations at, an annual meeting of stockholders, the stockholder must give written notice (either by personal delivery or by United States mail) to the Secretary of the Company not less than 90 days prior to the date of that annual meeting. To be in proper written form a stockholder's notice must set forth information specified in the Bylaws.

                               ANNUAL REPORT

      A copy of the Company's 2000 Annual Report is being mailed to stockholders of the Company concurrently with this Proxy Statement. The Annual Report is not incorporated into this Proxy Statement and shall not be deemed solicitation material.

      STOCKHOLDERS MAY REQUEST A COPY OF THE ANNUAL REPORT, WITHOUT CHARGE, BY CONTACTING THE COMPANY'S SOLICITATION AGENT, INNISFREE M&A INCORPORATED, AT 501 MADISON AVENUE, NEW YORK, NEW YORK 10022 OR CALLING TOLL-FREE 1-888-750-5834.



                               OTHER MATTERS

      The Company's Board of Directors knows of no other matters that have been submitted for consideration at the Annual Meeting. If any other matters come before the stockholders at the Annual Meeting, the persons named on the enclosed proxy intend to vote the shares they represent in accordance with their best judgment.



                                                                 APPENDIX A


         Charter of the Audit Committee of the Board of Directors
             of Official Payments Corporation (the "Company")
                             ADOPTED JUNE 2000



I.      Audit Committee Purpose

      The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its legal and fiduciary oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

o Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

o Monitor the independence and performance of the Company's independent auditors.

o Provide an avenue of communication among the independent auditors, management and the Board of Directors.

      The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.   Audit Committee Composition and Meetings

      Audit Committee members shall meet the requirements of the NASDAQ National Market. The Audit Committee shall be comprised of three or more directors as determined by the Board, all of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. Notwithstanding the preceding sentence, one member of the Audit Committee may be non-independent under exceptional and limited circumstances as contemplated by Rule 4460(d)(2)(B) of the Nasdaq Marketplace Rules. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement (or be able to do so within a reasonable period of time after his or her appointment to the Audit Committee). In addition, at least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in such member's financial sophistication.

      Audit Committee members shall be appointed by the Board. If an audit committee Chair is not designated or present, the members of the Audit Committee may designate a Chair by majority vote of the Audit Committee's membership.

      The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Audit Committee should meet privately in executive session at least annually with management, and the independent auditors, and as a committee to discuss any matters that the Audit Committee or each of these groups believe should be discussed. In addition, the Audit Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

      Notice of meetings, quorum, and voting requirements for the Audit Committee shall be as set forth in Article IV, Section 2 of the Company's Bylaws.

III.  Audit Committee Responsibilities and Duties

      Review Procedures

1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

3. In consultation with the management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors together with management's responses.

4. Review with financial management and the independent auditors the company's quarterly financial results prior to the release of earnings and/or the company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

Independent Auditors

5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

6. Approve the fees and other significant compensation to be paid to the independent auditors.

7. On an annual basis, the Committee shall request and review a formal written statement from, as well as discuss with, the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

8. Review the independent auditors audit plan - discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

Compliance with Laws, Regulations and Company Policies

11. On at least an annual basis, review the Company's control procedures relative to Legal and Regulatory compliance and compliance with Company policies. This will include discussions with the Financial Department staff, the Independent Auditors and the General Counsel, and will include an assessment of the need for a separate Internal Audit function.

12. On at least an annual basis, review with the Company's counsel, any legal or regulatory matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities

13. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

14. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

15. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

Other Optional Charter Disclosures

16. Establish, review, and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

17. Periodically perform self-assessment of audit committee performance.

18. Review financial and accounting personnel succession planning within the company.

19. Annually review policies and procedures as well as audit results associated with directors and officers expense accounts and perquisites.

20. Approve all Company transactions where members of management have a personal financial interest. On a quarterly basis, review a summary of director and officer related-party transactions and potential conflicts of interest.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.






                       OFFICIAL PAYMENTS CORPORATION
                 PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                MAY 8, 2001

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Thomas R. Evans and Michael P. Presto, and either of them, the attorneys and proxies of the undersigned, each with full power of substitution, to appear and to vote all of the shares of Common Stock, par value $0.01 per share (the "Common Stock"), of Official Payments Corporation (the "Corporation") registered in the name of the undersigned at the Annual Meeting of Stockholders of the Corporation which will be held at the Landmark Club, One Landmark Square, 22nd Floor, Stamford, Connecticut 06901 on May 8, 2001 at 10:00 a.m., local time, and at any adjournments or postpone-ments thereof, for the purposes described in the accompanying Proxy Statement and, in their discre- tion, on all other matters which properly come before the meeting.

Upon being returned, signed and dated, all shares represented by this proxy will be voted as indicated by the shareholder below. IN THE ABSENCE OF SUCH INDICATION, THIS PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSALS SET FORTH BELOW. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION.

                 (PLEASE VOTE AND SIGN ON THE OTHER SIDE)




                      PLEASE DATE, SIGN AND MAIL YOUR
                   PROXY CARD BACK AS SOON AS POSSIBLE

                      ANNUAL MEETING OF STOCKHOLDERS
                       OFFICIAL PAYMENTS CORPORATION

                                MAY 8, 2001




              Please Detach and Mail in the Envelope Provided

-------------------------------------------------------------------------------
[X]   PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.



               FOR ALL NOMINEES       WITHHOLD
                   LISTED             AUTHORITY
              (EXCEPT AS MARKED TO    TO VOTE ALL
               THE CONTRARY BELOW)    NOMINEES LISTED


1. ELECTION OF        [ ]                  [ ]
   DIRECTORS




INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED HERE

NOMINEES:

Andrew Cohan
Christos M. Cotsakos
Thomas R. Evans
George L. Graziadio, Jr.
John D. Lewis
Vernon R. Loucks Jr.
Lee E. Mikles
Bruce S. Nelson
Kenneth Stern


2. TO RATIFY THE SELECTION OF THE FIRM             FOR   AGAINST  ABSTAIN
   OF KPMG LLP AS INDEPENDENT AUDITORS             [ ]     [ ]     [ ]
   FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

3. IN THEIR DISCRETION, ON ALL OTHER MATTERS WHICH PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

      YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENVELOPE PROVIDED (NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES). IT IS IMPORTANT FOR YOU TO BE REPRESENTED AT THE MEETING. THE EXECUTION OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE MEETING. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS VOTED, AND THE UNDERSIGNED RESERVES THE RIGHT TO ATTEND THE MEETING AND VOTE IN PERSON.

                            I WILL [   ]              WILL NOT [   ]
                                                      ATTEND THE MEETING


Signature _________________Signature______________ DATED: ______________, 2001

IMPORTANT: Please sign exactly as your name appears on the share certificates, and when signing as an attorney, executor, administrator, trustee or guardian, give your full title as such. If the signatory is a corporation, a duly authorized officer should sign the full corporate name; if a partnership, a duly authorized person should sign in the partnership's name.